Spark Networks(R) Reports First Quarter 2007 Financial Results

    BEVERLY HILLS, Calif., May 3 /PRNewswire-FirstCall/ -- Spark Networks plc (Amex: LOV), a leading provider of online personals services, today reported first quarter 2007 financial results.

    Highlights

    *  First Quarter Revenue of $16.8 Million
    *  Other Businesses Revenue Up 54%
    *  Cash and Marketable Securities of $19.7 Million
    *  HurryDate(R) Acquisition Extends Offline Events Offerings

    Financial Results

    Reported revenue for the first quarter of 2007 was $16.8 million, which was flat compared to the same period in 2006.

    The Company reported a net loss of $(2.0) million, or $(0.06) per share, for the first quarter of 2007, compared to net income of $710,000, or $0.02 per share, for the same period in 2006. Contributing to the loss in the first quarter were an impairment expense of approximately $1.9 million, related to the impairment of the book carrying value of goodwill under FAS 142 related to AmericanSingles(R) and $1.1 million in share-based compensation expense related to the acceleration of vesting and extension of the exercise period of options for our former CEO and current Chairman of the Board, in connection with his resignation as CEO of the Company.

    Adjusted EBITDA(1) for the first quarter of 2007 was $2.6 million, a decrease of 19% compared to adjusted EBITDA of $3.2 million during the same period in 2006. Contributing to the decline in net income and adjusted EBITDA were costs of approximately $500,000 related to the Company's Scheme of Arrangement, which, pending shareholder approval, is intended to establish the Company as a Delaware corporation, as well as expenses related to compliance under the Sarbanes-Oxley Act. See the attached Consolidated Statement of Operations for a reconciliation of EBITDA and adjusted EBITDA to net income.

    Average paying subscribers(2) for the Company, as a whole, in the first quarter of 2007 were approximately 231,313, compared to 230,641 from the same period in 2006.

    Segment Reporting(3)

    The Company reported first quarter 2007 revenue for its JDate segment of $7.2 million, an increase of 3% compared to $7.0 million in the same period in 2006.

    The Company reported first quarter 2007 revenue for its AmericanSingles segment of $4.3 million, a decrease of 32% compared to $6.3 million in the same period in 2006. The decrease in revenues for AmericanSingles is largely attributable to a 27% decrease in the AmericanSingles marketing spend in the last half of 2006 compared to the last half of 2005.

    The Company reported first quarter 2007 revenue for its Other Businesses segment of $5.3 million, an increase of 54% compared to $3.5 million in the same period in 2006.

    Average paying subscribers for the Company's JDate segment were 75,211 during the first quarter of 2007, compared to 75,316 from the same period in 2006.

    Average paying subscribers for the Company's AmericanSingles segment were 61,620 during the first quarter of 2007, a decrease of 32% compared to 90,323 from the same period in 2006.

    Average paying subscribers for the Company's Other Businesses segment were 94,482 during the first quarter of 2007, an increase of 45% compared to 65,002 from the same period in 2006.

    Balance Sheet, Cash, Debt

    As of March 31, 2007, the Company had a cash and marketable securities position of $19.7 million, compared to $20.6 million at December 31, 2006. Cash and marketable securities, net of debt, was $18.2 million at March 31, 2007, compared to $19.3 million at December 31, 2006. In the first quarter of 2007, the Company paid $2.0 million with respect to the acquisition of HurryDate (net of cash acquired and including transaction costs) and repurchased approximately $1.8 million worth of shares under its share repurchase program.

    During the quarter the Company repurchased 304,106 shares at a weighted average price of $5.92. All shares repurchased are earmarked for cancellation and are therefore not included as shares outstanding in the Company's share count and weighted average shares outstanding at quarter end.

    Investor Conference Call:

    The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time and 10:30 p.m. Frankfurt time.

    Call Title:                   Spark Networks Q1 '07 Financial Results
    Toll-Free (United States):    +1 888-371-9318
    International:                +1 973-935-2986
    Confirmation #:               8685977

    One-Week Replay
    Toll-Free (United States):    +1-877-519-4471
    International:                +1-973-341-3080

    In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's website under "Conference Calls and Presentations" at: http://www.spark.net/investor.htm.

    Safe Harbor Statement:

    This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands; and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

    About Spark Networks plc:

    Spark Networks' American Depository Shares trade on the American Stock Exchange under the symbol "LOV," and its Global Depositary Shares trade on the Frankfurt Stock Exchange under the symbol "MHJG." The Spark Networks portfolio of consumer websites includes, among others, JDate.com (www.jdate.com), AmericanSingles.com (www.americansingles.com), BlackSingles.com(R)
(www.blacksingles.com), CatholicMingle(TM).com (www.catholicmingle.com) and Relationships.com(TM) (www.relationships.com).

    (1) "Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, share-based compensation and long-lived impairment of assets. Adjusted EBITDA should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as adjusted EBITDA is not defined by GAAP. However, the Company regards adjusted EBITDA as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow. As such, management believes that the investment community finds it to be a useful tool to perform meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations.

    (2) Paying subscribers are defined as individuals who have paid a monthly fee for access to communication and website features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

    (3) In accordance with Financial Accounting Standard No. 131, the Company's financial reporting includes detailed data on three separate operating segments. The JDate segment consists of the Company's JDate.com website and its co-branded websites. The AmericanSingles segment consists of the Company's AmericanSingles.com website and its co-branded and private label websites. The Other Businesses segment consists of all of the Company's other websites and businesses.

                               SPARK NETWORKS PLC
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                      March 31,   December 31,
                                                        2007          2006
Assets                                              (unaudited)
Current assets:
  Cash and cash equivalents                          $  19,492    $  20,412
  Marketable securities                                    197          196
  Restricted cash                                        2,013        2,070
  Accounts receivable, net of allowance of $50
    and $0 for March 31, 2007 and December 31, 2006      1,029        1,200
  Deferred tax asset - current portion                     632          219
  Prepaid expenses and other                             1,444        1,509
      Total current assets                              24,807       25,606
Property and equipment, net                              1,816        2,306
Goodwill, net                                           17,917       19,236
Intangible assets, net                                   5,826        4,406
Deposits and other assets                                   56           72
      Total assets                                   $  50,422    $  51,626

Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                                   $   1,692    $   1,487
  Accrued liabilities                                    4,621        4,985
  Deferred revenue                                       4,320        4,051
  Notes payable - current portion                        1,491        1,314
  Current portion of obligations under
    capital leases                                          --           43
      Total current liabilities                         12,124       11,880
Deferred tax liabilities                                 1,826        1,782
Obligations under capital leases                            --           59
      Total liabilities                                 13,950       13,721
Shares subject to rescission                             8,309        8,079
Commitments and contingencies                               --           --
Shareholders' equity:
  Authorized capital 800,000 pounds
    sterling divided into 80,000,000
    ordinary shares of 1p each; issued and
    outstanding 30,761,855 shares as
    of March 31, 2007 and 30,941,465 shares
    as of December 31, 2006, at a stated value of:         442          517
       Additional paid-in-capital                       67,824       67,571
       Accumulated other comprehensive income              375          248
       Notes receivable from employees                      --           --
       Accumulated deficit                             (40,478)     (38,510)
       Total shareholders' equity                       28,163       29,826
       Total liabilities and shareholders'
          equity                                     $  50,422    $  51,626

                               SPARK NETWORKS PLC
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (unaudited in thousands, except per share data)

                                                    Three Months Ended March 31,
                                                        2007         2006
Net revenues                                         $  16,820    $  16,805
Direct marketing expenses                                6,757        5,657
      Contribution margin                               10,063       11,148

Operating expenses:
  Indirect marketing (including share-based
    compensation of $10 and $13)                           327          366
  Customer service (including share-based
    compensation of $19 and $23)                           929          908
  Technical operations (including share-based
    compensation of $179 and $174)                       1,424        2,230
  Product development (including share-based
    compensation of $88 and $118)                          806          845
  General and administrative (including share-based
    compensation of $1,763 and $1,028)                   6,585        5,632
  Amortization of intangible assets other than
    goodwill                                               344          239
  Impairment of goodwill                                 1,894           --
Total operating expenses                                12,309       10,220

Operating (loss) income                                 (2,246)         928

Interest (income), loss and other expenses, net           (205)          39

(Loss) income before income taxes                       (2,041)         889

Provision (benefit) for income taxes                       (73)         179

Net (loss) income                                    $  (1,968)   $     710

Net (loss) income per share - basic                  $   (0.06)   $    0.02
Net (loss) income per share - diluted                $   (0.06)   $    0.02
Weighted average shares outstanding - basic             30,868       30,266
Weighted average shares outstanding - diluted           30,868       31,258

EBITDA
  Net (loss) income                                  $  (1,968)   $     710
  Interest                                                (226)         (71)
  Taxes                                                    (73)         179
  Depreciation                                             547          779
  Amortization                                             344          239
EBITDA                                                  (1,376)       1,836
  Share-based compensation                               2,059        1,356
  Impairment of long-lived assets                        1,894           --
Adjusted EBITDA                                      $   2,577    $   3,192

                               SPARK NETWORKS PLC
                         SEGMENT RESULTS FROM OPERATIONS
                  (in thousands except subscriber information)

                                     Three Months Ended
                                         March 31,
                                     2007       2006

Net Revenues
JDate                             $  7,210   $  6,996
AmericanSingles                      4,288      6,343
Other Businesses                     5,322      3,466
Total net revenues                $ 16,820   $ 16,805

Direct Marketing Expenses
JDate                             $    714   $    796
AmericanSingles                      3,071      3,360
Other Businesses                     2,972      1,501
Total direct marketing expenses   $  6,757   $  5,657

Contribution Margin
JDate                             $  6,496   $  6,200
AmericanSingles                      1,217      2,983
Other Businesses                     2,350      1,965
Total contribution margin         $ 10,063   $ 11,148

Average Paying
Subscribers
JDate                               75,211     75,316
AmericanSingles                     61,620     90,323
Other Businesses                    94,482     65,002
Total                              231,313    230,641

SOURCE  Spark Networks plc
    -0-                             05/03/2007
    /CONTACT: Investors, Mark Thompson, +1-323-836-3000, mthompson@spark.net, or Media, Gail Laguna, +1-323-836-3000, glaguna@spark.net, both of Spark Networks plc/
    /Web site:  http://www.spark.net/investor.htm /
    (LOV)